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                                                                     EXHIBIT (a)

                            AGREEMENT OF JOINT FILING

AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management
 Company agree that the Schedule 13D to which this Agreement is attached as an exhibit, and all amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

 Dated:  April 10, 2000
                                       AIMCO PROPERTIES, L.P.

                                       By: AIMCO-GP, INC.
                                           (General Partner)


                                       By: /s/Patrick J. Foye
                                          --------------------------------------
                                          Executive Vice President

                                       AIMCO-GP, INC.


                                       By: /s/Patrick J. Foye
                                          --------------------------------------
                                          Executive Vice President


                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY


                                       By: /s/Patrick J. Foye
                                          --------------------------------------
                                          Executive Vice President